As filed with the Securities and Exchange Commission on June 24, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Adeptus Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5037387
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2941 South Lake Vista, Suite 200

Lewisville, Texas 75067
Telephone: (972) 899-6666
(Address of Principal Executive Offices, including Zip Code)

Adeptus Health Inc. 2014 Omnibus Incentive Plan

(Full title of the plan)

Timothy L. Fielding
2941 South Lake Vista, Suite 200

Lewisville, Texas 75067
Telephone: (972) 899-6666
(Name and address and telephone number, including area code, of agent for service)

Copies to:

Joseph H. Kaufman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Telephone: (212) 455-2000
Facsimile: (212) 455-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, $0.01 par value per share	1,033,500	$22.00	$22,737,000	$2,929

(1)            Covers 1,033,500 shares of Class A Common Stock of Adeptus Health Inc., $0.01 par value per share (“Common Stock”), approved for issuance under the Adeptus Health Inc. 2014 Omnibus Incentive Plan (the “Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock that may be offered and issued under the Plan to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)            Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.  The fee is based on a price of $22.00 per share of Common Stock, which is the high-point of the estimated price range per share of Common Stock for the Registrant’s initial public offering of Common Stock pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-196142).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Adeptus Health Inc. 2014 Omnibus Incentive Plan (the “Plan”) covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by Adpetus Health Inc. (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(a)                                 The Registrant’s Prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the Form S-1 (File No. 333-196142); and

(b)                                 The Registrant’s Registration Statement on Form 8-A to be filed with the Commission pursuant to Section 12(b) of the Securities Act, relating to the Registrant’s Common Stock, including all other amendments and reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a ‘‘derivative action’’), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

The Registrant’s amended and restated certificate of incorporation will provide that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•                  any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•                  any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•                  unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•                  any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation and amended and restated by-laws will provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was the Registrant’s director or officer, or by reason of the fact that the Registrant’s director or officer is or was serving, at the Registrant’s request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Registrant. The Registrant will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in the Registrant’s best interests and, with respect to any criminal proceeding, had no reason to believe such

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person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval is required before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant. Any amendment of this provision will not reduce the Registrant’s indemnification obligations relating to actions taken before an amendment.

The Registrant has obtained policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on the Registrant’s behalf, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement.

Exhibit Number	Description of Document
4.1

Form of Amended and Restated Certificate of Incorporation of Adeptus Health Inc. (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196142) filed with the Commission on June 12, 2014).

4.2

Form of Amended and Restated By-laws of Adeptus Health Inc. (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196142) filed with the Commission on June 12, 2014).

4.3

Form of Adeptus Health Inc. 2014 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196142) filed with the Commission on June 12, 2014).

5.1	Opinion of Simpson Thacher & Bartlett LLP.
23.1	Consent of KPMG LLP (with respect to the financial statements of Adeptus Health LLC).
23.2	Consent of KPMG LLP (with respect to the financial statements of Adeptus Health Inc.).
23.3	Consent of Ernst & Young LLP (with respect to the financial statements of SCP III AIV THREE-FCER Blocker, Inc.).
23.4	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).
24.1	Power of Attorney (included in the signature pages to this Registration Statement).

Item 9. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, Texas on June 24, 2014.

ADEPTUS HEALTH INC.

By:	/s/ Thomas S. Hall
Name: Thomas S. Hall
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and officers of the Registrant, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933 hereby constitute and appoint Thomas S. Hall, Timothy L. Fielding and Graham B. Cherrington, and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments or supplements to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, and does hereby grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney has been signed by the following persons in the capacities indicated on the 24th day of June 2014.

Signature	Title

/s/ Thomas S. Hall
Thomas S. Hall	President and Chief Executive Officer (principal executive officer), Director

/s/ Timothy L. Fielding
Timothy L. Fielding	Treasurer and Chief Financial Officer (principal financial officer and principal accounting officer), Director

/s/ Graham B. Cherrington
Graham B. Cherrington	Director

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